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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2003

American Pacific Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8137	59-6490478
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-2200

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 31, 2003

Item 12.	Results of Operations and Financial Condition.

On July 31, 2003, American Pacific Corporation, a Delaware corporation, issued a press release announcing its financial results for the three-month and nine-month periods ended June 30, 2003 and other financial information. A copy of the press release is furnished as Exhibit 99.1 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PACIFIC CORPORATION

Dated: August 1, 2003	By:	/s/ DAVID N. KEYS
David N. Keys Executive Vice President & Chief Financial Officer